UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):
Janaury 4, 2005 (December 31, 2004)

Commission File Number: 0-25648

AFG INVESTMENT TRUST D
(Exact name of registrant as specified in its charter)

DELAWARE            04-3157233
(State of jurisdiction of Incorporation)        (I.R.S. Employer Identification No.)

1050 WALTHAM STREET, SUITE 310
LEXINGTON, MA 02421
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (781) 676-0009

Item 1.01            Entry into a Material Definative Agreement

On December 31, 2004, the Trust entered into a definitive Equity Purchase Agreement (the “Purchase Agreement”) with AFG Investment Trust C (“Trust C”), Kettle Valley USA LLC, a Delaware limited liability company (“KVUSA”), and Equis II Corporation, a Delaware corporation (“Equis II”) the parent company of the Managing Trustee of the Trust and Trust C, pursuant to which, at closing, KVUSA and Equis II will acquire all of the Trust’s and Trust C's limited liability company membership interests in EFG/Kettle Development LLC, a Delaware limited liability company (the “Interests”).

Pursuant to the terms of the Purchase Agreement, and subject to the conditions and rights and obligations of the parties contained therein, KVUSA will acquire 72% of the Interests for a purchase price of $1,000,000 in cash (payable equally to the Trust and Trust C) and promissory notes for each of the Trust and Trust C, each in the amount of $1,300,000. Equis II will acquire 28% (which approximates the economic interest Equis II and its parent company own in Investment Trust C and AFG Investment Trust D) of the Interests for $1,400,000 in cash. This represents a total purchase price of $5,000,000 for the Interests.

The foregoing description of the purchase of the Interests is qualified in its entirety by reference to the definitive Equity Purchase Agreement which is included in this Current Report on Form 8-K as Exhibit 10.9.

Item 8.01    Other Events.

On December 31, 2004, AFG Investment Trust D (the "Trust") completed its liquidation and dissolution pursuant to a Plan of Complete Liquidation and Dissolution (the "Plan"), adopted as of that date, in accordance with a proxy solicitation dated as of March 23, 2004 directing the implementation of the Plan, which provided that the Trust would immediately commence its liquidation and dissolution, followed by the termination of its Certificate of Trust.

In furtherance of the Plan, the Trust entered into a Liquidating Trust Agreement (the "Liquidating Trust Agreement") with Wilmington Trust Company ("Wilmington Trust"), as trustee of the AFG Investment Trust D Liquidating Trust (the "Liquidating Trust"). As of December 31, 2004, each unitholder of the Trust received a pro rata beneficial interest in the Liquidating Trust in exchange for such holder's Trust units.

In accordance with the Plan and the Liquidating Trust Agreement, the Trust has transferred all of its remaining cash and non-cash assets and all of its remaining liabilities to the Liquidating Trust, including a cash reserve for contingent liabilities of the Trust and the Liquidating Trust. On December 31, 2004, the Trust filed a Certificate of Cancellation with the Secretary of State of the State of Delaware.

Item 9.01    Financial Statements and Exhibits.

Exhibits

2.1      Plan of Complete Liquidation and Dissolution
10.1        Liquidating Trust Agreement
10.2    Equity Purchase Agreement among the Trust, AFG Investment Trust C, Kettle Valley USA LLC,
        Equis II Corporation, and EFG/Kettle Development, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFG INVESTMENT TRUST D
By: AFG ASIT Corporation,
its Managing Trustee

By: /s/ Richard K Brock
Name: Richard K Brock
Title: Chief Financial Officer

Date: January 4, 2005

Exhibit Index

Exhibit 2.1      Plan of Complete Liquidation and Dissolution (filed herewith)

Exhibit 10.1    Liquidating Trust Agreement (filed herewith)

Exhibit 10.2    Equity Purchase Agreement among the Trust, AFG Investment Trust C, Kettle Valley USA LLC,
         Equis II Corporation, and EFG/Kettle Development, LLC (filed herewith)